EXHIBIT 99.1

NUVERRA ENTERS INTO RESTRUCTURING SUPPORT AGREEMENT

WITH HOLDERS OF MORE THAN 80% OF SENIOR NOTES

SCOTTSDALE, Ariz. (March 11, 2016) – Nuverra Environmental Solutions, Inc. (“Nuverra” or the “Company”) (OTCQB: NESC) announced today that it has entered into a privately negotiated Restructuring Support Agreement with holders of more than 80% of the Company’s unsecured Senior Notes Due 2018 to initiate a proposed debt restructuring plan (the “Restructuring”) intended to improve liquidity, defer cash interest expense, and preserve value for common stock shareholders. Nuverra has taken this action in response to the current low commodity price environment for crude oil and natural gas, which has significantly impacted the Company’s revenues and liquidity as customer activities have dramatically slowed.

Mark D. Johnsrud, Chairman of the Board of Directors and Chief Executive Officer, said, “We recognize that financial flexibility is essential to managing through prolonged commodity price headwinds and believe that pursuing the proposed Restructuring now will enhance our ability to operate from a stronger position in the future as we continue to serve our customers. We have worked diligently to negotiate an amicable, out-of-court agreement that will provide the Company additional liquidity going forward. We appreciate the support of our noteholders and our banks through this process.”

The Restructuring Support Agreement contemplates the following transactions:

Exchange Offer

The Company will commence an exchange offer for any and all outstanding 9.875% Senior Notes Due 2018 (the “2018 Notes”) – with the exception of $31.4 million in principal 2018 Notes owned by an entity controlled by Mr. Johnsrud – for new Second Lien Notes Due 2021 (the “2021 Notes”) issued at par value (the “Exchange Offer”), with the following material terms:

•	The maturity date of the 2021 Notes will be April 15, 2021.

•	The 2021 Notes will be secured by junior liens on the same collateral as the Company’s existing revolving credit facility. The 2021 Notes will rank junior in right of payment to all senior indebtedness and senior to all subordinated indebtedness of the Company.

•	Interest will be paid in kind semi-annually by increasing the principal amount payable and due at maturity and/or in cash as follows: interest payable on October 15, 2016 will be paid in kind at an annual rate of 12.5%; interest payable in 2017 will be paid at a rate of 10% with 50% in kind and 50% in cash; interest payable on April 15, 2018 and thereafter will be paid in cash at a rate of 10% until maturity. The Company will pay interest on the 2018 Notes due April 15, 2016 in cash, to the extent such 2018 Notes are outstanding.

•	Certain holders of the 2018 Notes who participate in the Exchange Offer will receive an early exchange fee consisting of warrants to purchase their pro rata share of up to 10% of the Company’s then-outstanding common stock, at an exercise price of $0.01 per share.

•	The Company anticipates a closing date no later than April 25, 2016.

First-Lien Term Loan

The Restructuring calls for certain holders of the 2018 Notes to fund a new $24.0 million principal amount first-lien term loan due 2021 (the “Term Loan”) contemporaneous with the closing of the Exchange Offer. Interest on the Term Loan will be at a rate of 13% per annum to be paid in kind by increasing the principal amount payable thereunder and due at maturity. The Term Loan will be secured by junior liens on the same collateral as the Company’s existing asset-based revolving credit facility. Additionally, new lenders under the Term Loan will receive a commitment fee consisting of warrants to purchase up to 5% of the then-outstanding common stock of the Company at an exercise price of $0.01 per share.

Equity Rights Offering

The Company will pursue an equity rights offering (the “Rights Offering”) in which all holders of common stock of the Company will be granted the right to participate. Each shareholder who participates in the Rights Offering will have the right to subscribe for a pro rata share of $5.0 million of common stock exercisable at a 20% discount to the conversion price. The Company expects to complete the Rights Offering in May 2016, subject to shareholder approval of amendments to the Company’s Certificate of Incorporation to provide for the issuance of sufficient additional shares of common stock. The Company expects to hold a Special Meeting of Shareholders in May to complete this process. Additionally, Mr. Johnsrud has agreed to backstop the proposed Rights Offering to guaranty the additional liquidity.

Equity Conversion

An entity controlled by Mr. Johnsrud has agreed to convert $31.4 million in aggregate principal amount of 2018 Notes that it owns to common stock at a volume weighted market average conversion price per share to be determined. The Notes owned by such entity will be cancelled on the closing of the exchange offer and Mr. Johnsrud will receive the shares of common stock into which the Notes are converted only after stockholder approval of an increase in the number of shares of common stock authorized to be issued by the Company.

Net proceeds from the Term Loan and Rights Offering will be used to pay down a portion of the outstanding balance of the Company’s asset-based revolving credit facility, which will then be available to reborrow, subject to any borrowing base limitations and compliance with other applicable terms and conditions under the credit facility.

Additional Information

This press release is not intended to be, and should not in any way be construed as, a solicitation of votes of noteholders or other investors regarding the Restructuring. In addition, any items set forth in this press release regarding the Restructuring Support Agreement are subject to the terms of the Restructuring Support Agreement, and in the event of any inconsistency, the terms of the Restructuring Support Agreement should be relied upon.

This press release does not constitute an offer to purchase or sell any securities or the solicitation of an offer to exchange any Existing Notes or any other security, or will there be any purchase, sale or exchange of any securities in any state or other jurisdiction in which such offer, solicitation or sale or exchange would be unlawful prior to the registration or qualification of any such securities or offer under the securities laws of any such state or other jurisdiction. The Restructuring will be subject to usual, customary and necessary conditions for transactions of this type, as well as other conditions satisfactory to the supporting noteholders. Holders of the 2018 Notes and investors are urged to read the Company’s Exchange Offer and Definitive Proxy documents, if and when they become available, because they will contain important information regarding the contemplated transactions.

About Nuverra

Nuverra Environmental Solutions is among the largest companies in the United States dedicated to providing comprehensive, full-cycle environmental solutions to customers in the energy market. Nuverra focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, wastewater, waste fluids and hydrocarbons. The Company provides its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers. Find additional information about Nuverra in documents filed with the U.S. Securities and Exchange Commission (SEC) at http://www.sec.gov.

Forward-Looking Statements

This press release contains “forward-looking” statements, including, without limitation, those that involve risks and uncertainties, including statements regarding the expected terms of the Exchange Offer and other transactions contemplated by the Restructuring Support Agreement. These statements relate to future plans, objectives, expectations and intentions and are for illustrative purposes only. These statements may be identified by the use of words such as “believe,” “expect,” “intend,” “plan,” “anticipate,” “likely,” “will,” “could,” “estimate,” “may,” “potential,” “should,” “would,” and similar expressions. There can be no assurance that all or any portion of the aforementioned transactions will be consummated on the terms summarized herein or at all. The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission and other factors discussed in the Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of the Form 8-K. The Company undertakes no obligation to update any of the forward-looking statements made in the Form 8-K, whether as a result of new information, future events, changes in expectations or otherwise.

Source: Nuverra Environmental Solutions, Inc.

Liz Merritt, VP-Investor Relations & Communications

480-878-7452

ir@nuverra.com

3